Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 29, 2024 relating to the financial statements of ExlService Holdings, Inc. and the effectiveness of ExlService Holdings, Inc.'s internal control over financial reporting, appearing in the Annual Report on Form 10-K of ExlService Holdings, Inc. for the year ended December 31, 2023.

/s/ Deloitte & Touche LLP

New York, New York
November 7, 2024